FOR IMMEDIATE RELEASE

SunPower Contacts:

Bob Okunski
408-240-5447
Bob.okunski@sunpowercorp.com

Helen Kendrick
408-240-5585
hkendrick@sunpowercorp.com

SunPower Announces Impact of Recent Foreign Exchange Rate Volatility

Fourth Quarter 2008 and Fiscal Year 2009 Guidance Adjusted

SAN JOSE, Calif., November 4, 2008 – SunPower Corporation (NASDAQ: SPWRA, SPWRB) today announced that substantial strengthening of the U.S. dollar relative to the Euro during the fourth quarter is expected to reduce earnings growth in the current quarter and fiscal year 2009.

SunPower has historically operated under a hedging policy to minimize its exposure to changes in the foreign exchange rate between the U.S. dollar and other currencies.  In connection with its global tax planning the company recently changed the functional currency of certain European subsidiaries from dollars to Euros, resulting in greater exposure to changes in the value of the Euro.  Implementation of this tax strategy had, and will continue to have, the ancillary effect of limiting SunPower’s ability to hedge certain Euro-denominated revenue. As a result of the U.S. dollar’s recent substantial appreciation relative to the Euro, the company became under-hedged during the fourth quarter of 2008 and for the fiscal year 2009.  SunPower believes that it has adjusted its hedging positions to limit its net income exposure to currency fluctuations and believes that it will be hedged for 80 to 90 percent of Euro-denominated net income in the fourth quarter of 2008 and more than 50 percent for the first three quarters of 2009.

The aggregate foreign exchange impact on fourth quarter results is expected to be approximately $17 million on revenue, $15 million on GAAP and non-GAAP gross profit and $0.15 on non-GAAP net income per share.  For the fiscal year 2009 the company anticipates the impact to be approximately $50 million in revenue and $0.50 on non-GAAP net income per share.

These adjustments reflect only the impact of exceptional foreign exchange fluctuations.  Excluding these adjustments, SunPower’s previously announced guidance for the fourth quarter of 2008 and fiscal year 2009 remains unchanged.  The company expects the foreign exchange impact to be weighted significantly toward its Components business segment.

SunPower expects fourth quarter 2008 total revenue of $388 million to $418 million, company non-GAAP gross margin of 25 percent to 26 percent and non-GAAP diluted net income per share of $0.58 to $0.65.1  For 2009, the company expects total revenue of $2.0 billion to $2.1 billion and non-GAAP diluted net income per share of at least $3.00.2

About SunPower Corporation

SunPower Corporation (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers high-performance solar electric systems worldwide for residential, commercial and utility-scale power plant customers. SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia, and Asia.  For more information, visit www.sunpowercorp.com.

1 For the fourth quarter of 2008, SunPower expects the following total company GAAP results: revenue of $388 million to $418 million, gross margin of 24 percent to 25 percent and diluted net income per share of $0.24 to $0.31.

2 For the fiscal year 2009, SunPower expects the following total company GAAP results: revenue of $2.0 billion to $2.1 billion and diluted net income per share of at least $1.68.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not represent historical facts and the assumptions underlying or relating to these statements. The company uses words and phrases such as "expect," “will,” "guidance," "believes," “anticipates,” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, the company's plans and expectations regarding: (a) the reduction in earnings growth in the current quarter caused by substantial strengthening in the U.S. dollar relative to the Euro during the fourth quarter and fiscal year 2009; (b) the adequacy of the adjustments in its hedging positions to limit its net income exposure to currency fluctuations; (c)  the percentages of Euro-denominated net income in the fourth quarter of 2008 and for the first three quarters of 2009; (d) the aggregate foreign exchange impact on the fourth quarter being $17 million on revenue, $15 million on gross profit and $0.15 on non-GAAP net income per share; (e) the foreign exchange impact of approximately $50 million in revenue and $0.50 on non-GAAP income per share for 2009; (f) the company achieving certain GAAP and non-GAAP results, including (1) total revenue and diluted net income per share for fiscal year 2009 and (2) total revenue, gross margin percentage, and diluted net income per share for the fourth quarter of fiscal year 2008; and (g) the Company’s expectation that the foreign exchange impact will be weighted significantly toward its components business segment. These forward-looking statements are based on information available to the company as of the date of this release and management's current expectations, forecasts and assumptions, and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company's control. In particular, risks and uncertainties that could cause actual results to differ include: (i) the company's ability to obtain and maintain an adequate supply of polysilicon, ingots, wafers and other materials, components and products to manufacture its component products and design and construct its systems, as well as the price it pays for such materials, components and products; (ii) business and economic conditions, including the current uncertain economic environment and credit crisis, and growth trends in the solar power industry; (iii) the continuation of governmental and related economic incentives promoting the use of solar power; (iv) the continued availability of third-party financing arrangements for the company's customers; (v) construction difficulties or potential delays in the project implementation process, including transmission access and upgrades;

(vi) unanticipated delays or difficulties securing necessary permits, licenses or other governmental approvals; (vii) the risk of continuation of supply of products and components from suppliers; (viii) unanticipated problems with deploying the system on the sites; (ix) the company's ability to ramp new production lines and realize expected manufacturing efficiencies; (x) unforeseen manufacturing equipment delays at the company's fabrication facilities and panel factories; (xi) the company's ability to utilize thinner wafers, reduce kerf loss and otherwise achieve anticipated improvements in polysilicon usage efficiency; (xii) production difficulties that could arise; (xiii) the success of the company's ongoing research and development efforts; (xiv) the company's ability to compete with other companies and competing technologies; (xv) liquidated damages or customer refunds for late installations arising on large scale solar projects (xvi) unanticipated changes in the mix of balance of systems sales; (xvii) the company's ability to successfully transition to its new ERP and accounting system and the potential impact of such on its operations and financial results; (xviii) currency fluctuations in the Euro, Philippine peso or the South Korean won relative to the U.S. dollar; (xix) the risk that our current and future hedging policies and hedges will not protect us adequately against the effect of currency fluctuations; and (xx) other risks described in the company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2008, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash items related to stock- based compensation expenses, amortization of intangibles and their related tax effects.  Management does not consider these charges in evaluating the core operational activities of SunPower. The specific non-GAAP measures we use in this press release are gross margin and net income per share. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower's current performance. Most analysts covering SunPower use the non-GAAP measures as well. Given management's use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower's core business across different time periods. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

-- Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses and amortization of intangible assets.  In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of SunPower's core businesses.

-- Non-GAAP net income per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess the Company's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare the Company's operating results on a more consistent basis against that of other companies in our industry.

Non-Cash Items

-- Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company's core performance against the performance of other companies without the variability created by stock-based compensation.

-- Amortization of intangibles. SunPower incurs amortization of intangibles as a result of our acquisitions, which includes purchased technology such as existing technology, patents, brand names and trademarks. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower's core businesses.

-- Tax effects. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income per share.

Fiscal Periods

SunPower operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end.

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SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.